FIFTH SUPPLEMENT DATED APRIL 1, 1998
                   TO FOURTH SUPPLEMENT DATED MARCH 23, 1998,
                    THIRD SUPPLEMENT DATED FEBRUARY 25, 1998,
                    SECOND SUPPLEMENT DATED JANUARY 21, 1998,
                 PROSPECTUS SUPPLEMENT DATED DECEMBER 19, 1997,
                     AND PROSPECTUS DATED NOVEMBER 26, 1997

                             COSTCO COMPANIES, INC.


         The following table sets forth certain information as of April 1, 1998, as to the security ownership of persons not named as Selling Securityholders in the Prospectus dated November 26, 1997 ("Prospectus") or the Prospectus Supplements dated December 19, 1997, or January 21, February 25, or March 23, 1998.

                                             Face Amount of Notes Owned      Shares of Common Stock
                                                                         Prior to Offering               Owned Prior

Selling Securityholder                                                                                 to Offering (1)
----------------------                                                                                 ---------------
Oppenheimer Bond Fund for Growth                                            $8,000,000                      90,836
Massachusets Mutual Life Insurance Company                                  $3,300,000                      37,469
MassMutual Corporate Value Partners Limited c/o Bank America                $1,000,000                      11,354
Trust & Banking Corporation (Cayman) Limited
MassMutual High Yield Partners LLC                                          $1,150,000                      13,057
MassMutual Corporate Investors                                               $200,000                       2,270
MassMutual Participation Investors                                           $225,000                       2,554
---------------------------------------

(1)      Includes the Shares into which the Notes are convertible.


                                      The date of this Prospectus  Supplement is
April 1, 1998.


